Exhibit 21.1
Subsidiaries of DENTSPLY International Inc. (the “Company”)- December 31, 2013

1.	Advanced Technology Research SRL (Italy)

2.	AMD Lasers LLC (Indiana)

3.	Biotech Dental (HK) Limited (Hong Kong)

4.	Ceramco Manufacturing B.V. (Netherlands)

5.	DeguDent GmbH (Germany)

6.	Dental Depot Lomberg BV (Netherlands)

7.	Dentsply (NZ) Limited (New Zealand)

8.	Dentsply (Philippines) Inc. (Philippines)

9.	Dentsply (Singapore) Pte. Ltd. (Singapore)

10.	Dentsply (Thailand) Ltd. (Thailand)

11.	Dentsply Acquisition S.a.r.l. (Luxembourg)

12.	Dentsply Acquisition US LLC (Luxembourg)

13.	Dentsply Argentina S.A.C.e.I. (Argentina)

14.	Dentsply Asset Management GmbH & Co KG (Germany)

15.	Dentsply Australia Pty. Ltd. (Australia)

16.	Dentsply Benelux Sarl (Luxembourg)

17.	Dentsply Canada Ltd. (Canada)

18.	Dentsply CE S.a.r.l. (Luxembourg)

19.	Dentsply CH S.a.r.l. (Luxembourg)

20.	Dentsply Dental (Tianjin) Co. Ltd. (China)

21.	Dentsply Dental S.a.r.l. (Luxembourg)

22.	Dentsply DeTrey GmbH (Germany)

23.	Dentsply DeTrey Sarl (Switzerland)

24.	Dentsply Deutschland GmbH (Germany)

25.	Dentsply Espana SL (Spain)

26.	Dentsply EU Holding S.a.r.L (Luxembourg)

27.	Dentsply Europe S.A.R.L. (Luxembourg)

28.	DENTSPLY Finance Co. (Delaware)

29.	Dentsply France S.A.S. (France)

30.	Dentsply GAC Europe SAS (France)

31.	Dentsply Germany Holdings GmbH (Germany)

32.	Dentsply Germany Investments GmbH (Germany)

33.	Dentsply Holdings S.a.r.l. (Luxembourg)

34.	Dentsply IH AB (Sweden)

35.	Dentsply IH AS (Denmark)

36.	Dentsply IH AS (Norway)

37.	Dentsply IH Benelux B.V. (Netherlands)

38.	Dentsply IH France SAS (France)

39.	Dentsply IH GmbH Austria (Austria)

40.	Dentsply IH GmbH (Germany)

41.	Dentsply IH Holding GmbH (Germany)

42.	Dentsply IH Inc (Delaware)

43.	Dentsply IH K.K. (Japan)

44.	Dentsply IH Ltd (UK)

45.	Dentsply IH Oy (Finland)

46.	Dentsply IH Pty/ Ltd (Australia)

47.	Dentsply IH Russia (Russia)

48.	Dentsply IH S.A. (Spain)

49.	Dentsply IH S.A. (Switzerland)

50.	Dentsply IH SP.z.o.o (Poland)

51.	Dentsply IH SpA (Italy)

52.	Dentsply IH Sverige AB (Sweden)

53.	Dentsply Implants Manufacturing GmbH(Germany)

54.	Dentsply Implants Taiwan Co, Ltd. (Taiwan)

55.	Dentsply Implants Turkey A.S. (Turkey)

56.	Dentsply India Pvt. Ltd. (India)

57.	Dentsply Industria e Comercio Ltda. (Brazil)

58.	Dentsply Israel Ltd. (Israel)

59.	Dentsply Italia SrL (Italy)

60.	Dentsply Korea Limited (Korea)

61.	Dentsply Limited (Cayman Islands)

62.	Dentsply LLC (Delaware)

63.	Dentsply Luxembourg Sarl (Luxembourg)

64.	Dentsply Mexico S.A. de C.V. (Mexico)

65.	DENTSPLY North America LLC (Delaware)

66.	DENTSPLY Prosthetics U.S. LLC (Delaware)

67.	Dentaply Prosthetics Austria GmbH (Austria)

68.	Dentsply Russia Limited (U.K.)

69.	Dentsply Russia LLC (Russia)

70.	Dentsply Sarl (Luxembourg)

71.	Dentsply SE S.a.r.l. (Luxembourg)

72.	Dentsply Services (Switzerland) S.a.r.L. (Switzerland)

73.	Dentsply South Africa (Pty) Limited (South Africa)

74.	Dentsply Sweden AB (Sweden)

75.	Dentsply Switzerland S.a.r.l. (Switzerland)

76.	Dentsply Tianjin International Trading Co. Ltd. (China)

77.	DeguDent Industria e Comercio Ltda. (Brazil)

78.	DENTSPLY-Sankin K.K. (Japan)

79.	DLA Pharmaceutical Ltda. (Brazil)

80.	DSHealthcare Inc. (Delaware)

81.	Ducera Dental Verwaltungs GmbH (Germany)

82.	Elephant Dental B.V. (Netherlands)

83.	EndoAction Inc. (Delaware)

84.	ES Healthcare (Belgium)

85.	ES Holding NV Co.(Belgium)

86.	ES Tooling NV (Belgium)

87.	GAC (International) Pty Ltd (Australia)

88.	GAC Deutschland GmbH (Germany)

89.	GAC International Asia Pte. Ltd. (Singapore)

90.	GAC International LLC (Delaware)

91.	GAC Norge AS (Norway)

92.	GAC, SA (Switzerland)

93.	Maillefer Instruments Consulting S.a.r.l. (Switzerland)

94.	Maillefer Instruments Holding S.a.r.l. (Switzerland)

95.	Maillefer Instruments Manufacturing S.a.r.l. (Switzerland)

96.	Maillefer Instruments Trading S.a.r.l. (Switzerland)

97.	Materialise Dental France SAS (France)

98.	Materialise Dental GmbH (Germany)

99.	Materialise Dental Inc. (Maryland)

100.	Materialise Dental Japan Inc. (70%)(Japan)

101.	Materialise Dental NV (Belgium)

102.	Materialise Dental Spain S.L.U.(Spain)

103.	Materialise Ukraine LLC (Ukraine)

104.	Megalopolis Dental S.A. de C.V. (Mexico)

105.	Ortho Concept S.a.r.l (France)

106.	Orthodental International, Inc. (California)

107.	Orthodental S.A. de C.V. (Mexico)

108.	OrthoSpain S.L. (Spain)

109.	Osteointegration Materials LLC (Delaware)

110.	Planer Dentaprise GmbH (Austria)

111.	Prident (Shanghai) Dental Medical Devices Co., Ltd. (China)

112.	Prident International, Inc. (California)

113.	PT Dentsply Indonesia (Indonesia)

114.	Qi An Hua Rui Limited (Hong Kong)

115.	Qi An Hua Rui (Bejing) Technology Limited (China)

116.	Raintree Essix Inc. (Delaware)

117.	Ransom & Randolph Company (Delaware)

118.	Sankin Laboratories K.K. (Japan)

119.	TDP NT LLC (Delaware)

120.	Tulsa Dental Products LLC (Delaware)

121.	Tulsa Luxembourg LLC (Luxembourg)

122.	Tulsa Luxembourg S.a.r..l (Luxembourg)

123.	Tuzodent S.A. de C.V. (Mexico)

124.	VDW GmbH (Germany)

125.	Zhermack GmbH (Germany)

126.	Zhermack SpA (Italy)

127.	Zhermack, Inc. (US - Nevada)

128.	Zhermapol SP Zoo (Poland)